Exhibit 99.1

news release

QLT NAMES JOSEPH L. TURNER TO THE BOARD OF DIRECTORS

February 22, 2010

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced the appointment of Mr. Joseph L. Turner to the Company’s Board of Directors and Audit and Risk Committee, effective February 18, 2010.

Mr. Turner has over 25 years of experience as a financial manager in the biotech and pharmaceutical industries, including 14 years as a Chief Financial Officer. Most recently he served as Chief Financial Officer at Myogen, Inc., which he joined in 1999, remaining until it was acquired by Gilead Sciences in 2006. Previously, he was Chief Financial Officer at Centaur Pharmaceuticals and Vice President, Finance and Administration at Cortech, Inc. Mr. Turner began his career at Eli Lilly and Company, where he served for 12 years in various financial positions. He currently serves on the Board of Directors of Sequel Pharmaceuticals, Kythera Biopharmaceuticals, and ApopLogic, Inc. Previously, Mr. Turner served on boards at SGX Pharmaceuticals and NovaCardia, Inc., prior to the sales of these companies in 2008 and 2007, respectively.

“Joe brings extensive business knowledge from his years in finance at various companies within the biotech industry, and we are pleased to welcome him to our board,” said Boyd Clarke, QLT’s Chairman of the Board. “We believe his impressive background of financial and strategic skills will help strengthen our position in the ophthalmology space. We look forward to capitalizing on Joe’s experience in order to benefit QLT.”

Mr. Turner received an M.B.A. from University of North Carolina at Chapel Hill, an M.A. in Molecular Biology from University of Colorado, and a B.A. from Swarthmore College.

About QLT
QLT Inc. is a pharmaceutical company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, and the development of drugs to be delivered in our proprietary punctal plug devices. For more information, visit our website at www.qltinc.com.

QLT Inc.
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Or
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 617-583-1306
tswanson@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; the risk that future sales of Visudyne may be less than expected; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including combination therapy and our punctal plug technology) and the associated costs of these programs; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of the technology; risks and uncertainties related to the scope, validity, and enforceability of intellectual property rights related to our products and technology and the impact of patents and other intellectual property of third parties; general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.